Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Incentive Award Plan (the “2021 Incentive Plan”) and the Sonendo, Inc. 2021 Employee Stock Purchase Plan (“2021 ESPP”) of Sonendo, Inc. of our report dated March 8, 2023, with respect to the consolidated financial statements of Sonendo, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

March 8, 2023